UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2012

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD.

On April 27, 2012, Cano Petroleum, Inc., a Delaware corporation (the “Company”), disclosed the following information below with respect to its oil and gas reserves as of July 1, 2011.

BASE PRICE DECKS

The following tables present the SEC and NYMEX base price decks as of July 1, 2011:

SEC PRICES(1)

	Hydrocarbon	Natural
	Liquids	Gas
Date	($/bbl)	($/MMBTU)
2011	75.86	3.06
2012	75.86	3.06
2013	75.86	3.06
2014	75.86	3.06
2015	75.86	3.06
Thereafter	75.86	3.06

NYMEX PRICES(2)(3)

	Hydrocarbon	Natural
	Liquids	Gas
Date	($/bbl)	($/MMBTU)
2011	96.05	4.44
2012	99.65	4.80
2013	101.24	5.14
2014	101.06	5.41
2015	100.63	5.69
Thereafter	100.63	5.69

(1)                                 Prices reflect the unweighted 12 month arithmetic average of the first-day-of month benchmark prices for July 2010 through June 2011.  The benchmark price for natural gas is taken to be the price received at Henry Hub and the benchmark price for hydrocarbon liquids is taken to be the price received for West Texas Intermediate (“WTI”) crude oil at the Cushing, OK sales point.  The Henry Hub price was held constant throughout the life of the wells and is adjusted for BTU content, basis differentials, and marketing costs.  For crude oil, the WTI crude oil price was held constant throughout the life of the wells and is adjusted for crude quality, marketing fees, BS&W, transportation, costs, purchaser bonuses and basis differentials.

(2)                                 Historical hydrocarbon liquid prices were indexed to the monthly average of the daily closing prices received at the Cushing, Oklahoma delivery point for West Texas Intermediate crude oil.  The average difference between the wellhead oil price and the NYMEX price represents estimated adjustments for crude quality, marketing fees, BS&W, transportation costs, purchaser bonuses and basis differentials.  The average difference between the nautral gas liquids (“NGL”) price and the NYMEX price represents estimated adjustments for BTU content, plant processing fees and basis differentials.  These adjustments were applied to the NYMEX prices listed in this table.

(3)                                 Historical natural gas prices were indexed to the monthly Henry Hub prices posted in the Inside FERC publication.  Historical prices were indexed for each month of available accounting data.  The average difference between the wellhead price and the NYMEX price represents estimated adjustments for BTU content, marketing costs, and basis differentials.  These adjustments were applied to the NYMEX prices listed in this table.

RESERVE HIGHLIGHTS

•                                          The reported SEC reserves as of July 1, 2011, included only proved developed producing (PDP) reserves, due to the SEC reporting requirements for undeveloped reserves.

•                                          As of July 1, 2011, the SEC pre-tax PDP PV-10 was $6.73 million.

•                                          As of July 1, 2011, Cano’s NYMEX-priced reserve report included non-producing and undeveloped proved reserves in addition to the producing reserves.  PDP reserves of 4.54 MMBOE accounted for 15% of total proved reserves of 31.16 MMBOE.

•                                          As of July 1, 2011, the NYMEX-priced pre-tax PDP PV-9 was $88.3 million, and total proved PV-9 was $49.87 million.

•                                          Based on July 2011 production and the NYMEX-priced PDP reserves as of July 1, 2011, the R/P ratio was 14 years, and the R/P ratio for total proved reserves was 95 years.

CANO PETROLEUM RESERVE SUMMARY

NET RESERVES SUMMARY AS OF JULY 1, 2011

SEC Pricing Case

($ in thousands unless otherwise noted)

	Net Reserves		PV-10	% of Total 1P
Reserve Class	Oil (Mbbl)	Gas (MMcfe)	($M)	PV10
PDP
Cato	314.1	627.2	7,735.7	11.5
Davenport	642.2	125.3	8,833.6	13.1
Desdemona	0.4	9.6	1.1	0.0
Nowata	1,585.6	556.9	23,785.2	35.3
Panhandle	1,049.8	2,804.5	26,993.2	40.1
Total PDP	3,592.1	4,123.5	67,348.8	100.0

1P Total	3,592.1	4,123.5	67,348.8	100.0

NYMEX Pricing Case

	Net Reserves		PV-9	% of Total 1P
Reserve Class	Oil (Mbbl)	Gas (MMcfe)	($M)	PV9
PDP
Cato	332.2	648.7	10,068.2	2.0
Davenport	642.2	125.3	11,577.7	2.3
Desdemona	19.6	452.1	209.0	0.0
Nowata	1,615.8	571.0	31,019.6	6.2
Panhandle	1,128.6	2,996.6	35,458.7	7.1
Total PDP	3,738.3	4,793.6	88,333.3	17.7

PDNP
Cato	467.5	568.4	11,578.8	2.3
Davenport	191.4	38.3	2,420.8	0.5
Nowata	39.4	79.1	745.6	0.1
Total PDNP	698.3	685.8	14,745.2	3.0

PUD
Cato	8,159.7	3,107.3	82,980.9	16.6
Panhandle	12,598.6	27,207.3	312,624.4	62.7
Total PUD	20,758.3	30,314.7	395,605.3	79.3

1P Total	25,194.9	35,794.1	498,683.8	100.0

SEC PROVED UNDEVELOPED RESERVES AND PROVED DEVELOPED NON-PRODUCING RESERVES: As of July 1, 2011, the Company had no reportable proved undeveloped reserves or proved developed non-producing reserves according to SEC guidelines.  This is the result of the application of the requirements of the SEC’s rules for the reporting of estimated proved undeveloped reserves, which require, among other things, that there must exist, or there must be a reasonable expectation that there will exist, the financing required to implement the development projects.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The table below sets forth the Company’s estimated net proved reserves, PV-10 and a reconciliation of PV-10 for the SEC Pricing Case at July 1, 2011 to the standardized measure of discounted future net cash flows reported in the Company’s annual report on Form 10-K for the year-ended June 30, 2011 (the “Standardized Measure”).  The Company’s reserve estimates and the Company’s calculation of the Standardized Measure and PV-10 for the SEC Pricing Case are based on the SEC Pricing Case price deck discussed above.

	June 30, 2011
	Net Reserves
Field	Oil (Mbbl)	Gas (MMcfe)	PV-10 (millions)

Cato	314.1	627.2	$7,735.7
Davenport	642.2	125.3	$8,833.6
Desdemona	0.4	9.6	$1.1
Nowata	1,585.6	556.9	$23,785.2
Panhandle	1,049.8	2,804.5	$26,993.3
Total	3,592.1	4,123.5	$67,348.8
Present value of future income tax discounted at 10%			0
Standardized measure of discounted future net cash flows			$67,348.8

The Company’s NYMEX Pricing Case presents the future net cash flows from the Company’s estimated PDP reserves and other proved developed non-producing reserves and proved undeveloped reserves that the Company estimates it would have, assuming the Company had, or had a reasonable expectation to have, the necessary financing to develop the projects for such reserves.  Furthermore, the NYMEX Pricing Case uses the NYMEX base price deck described above rather than the SEC base price deck described above.  Finally, the NYMEX Pricing Case discounts the future net cash flows at 9% instead of 10%.  The NYMEX Pricing Case does not comply with the reporting requirements of the SEC and should not be considered as an alternative to the Standardized Measure as computed under GAAP.  Further, the NYMEX Pricing Case has not been reviewed by an independent registered public accounting firm.

PV-10 and PV-9 are the Company’s estimates of the present value of future net revenues from proved oil and gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes.  PV-10 and PV-9 are non-GAAP financial measures and generally differ from the Standardized Measure, the most directly comparable GAAP financial measure, because they do not include the effects of income taxes on future cash flows and, in the case of PV-9, it discounts future net cash flows at 9% instead of 10%.  PV-10 and PV-9 should not be considered as an alternative to the Standardized Measure as computed under GAAP.

The Company believes PV-10 and PV-9 are important measures for evaluating the relative significance of the Company’s oil and gas properties and that the presentation of PV-10 and PV-9 provides useful information to investors because they are used by professional analysts and sophisticated investors in evaluating oil and gas companies.  Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, the Company believes the use of a pre-tax measure is valuable for evaluating the Company.  The Company believes that most other companies in the oil and gas industry calculate PV-10 and PV-9 on the same basis.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: April 27, 2012
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer